Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	July 8, 2015
Contact:	Chris Courtney/Rick McCarty
Phone:	(209) 848-2265
www.ovcb.com
www.escbank.com

OAK VALLEY BANCORP TO PAY CASH DIVIDEND

OAKDALE, CA – On July 7, 2015, the Board of Directors of Oak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, declared the payment of a cash dividend of $0.11 per share of common stock to its shareholders of record at the close of business on January 20, 2015. In aggregate, the distribution will amount to approximately $888,000. The payment date will be July 30, 2015.

The Company currently operates through 15 branches in Oakdale, Sonora, Turlock, Stockton, Patterson, Ripon, Escalon, Manteca, Tracy, three branches in Modesto, and three branches in their Eastern Sierra Division, which includes Bridgeport, Mammoth Lakes, and Bishop. The Company also announced plans to open a second location in Sonora later this year.

For more information, please call 1-866-844-7500 or visit www.ovcb.com.

This press release includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.